Exhibit 99.1

IESI Corporation

2301 Eagle Parkway, Suite 200
Ft. Worth, TX 76177
Phone No. 817-632-4000
Fax No. 817-632-4542

Contact:
Thomas J. Cowee
Senior VP and Chief Financial Officer
817-632-4005
tjcowee@iesi.com

IESI Corporation Reports First Quarter 2004 Financial Results

Fort Worth, TX – May 10, 2004 – IESI Corporation today reported that revenue for the three months ended March 31, 2004 increased 33.7% to $74.1 million, as compared with revenue of $55.4 million for the corresponding three-month period in 2003.  Income from operations for the three months ended March 31, 2004 increased 87.5% to $6.4 million, as compared with income from operations of $3.4 million for the corresponding three-month period in 2003.  Net loss for the three months ended March 31, 2004 was $(1.2) million, as compared with a loss before cumulative effect of change in accounting principle of $(501,000) for the corresponding period in 2003.

“We are pleased with the pricing improvement and resulting internal growth we experienced during the first quarter of 2004,” said Mickey Flood, CEO and President of IESI Corporation.  “Had it not been for the inclement weather conditions in our Northeast Region which reduced our landfill disposal volumes, our internal growth and income from operations would have been even stronger.”

The Company will host a conference call to discuss these results on Tuesday, May 11, 2004, at 9:00 a.m. (CT).  You can listen to the conference call by calling (877) 329-7569 and asking for the IESI first quarter 2004 conference call.  A telephonic replay of the call will be available 24 hours a day beginning at 3:00 p.m. on May 11 through May 25, 2004 by calling (877) 347-9473, and entering replay #274535.  A copy of this press release and any additional financial and statistical information relating to the first quarter of 2004 to be presented during the conference call will be available on the Company’s website at www.iesi.com (go to “Press Room”).  After May 25, 2004, a replay of the conference call will also be available at that website.

The Company is one of the leading regional, non-hazardous solid waste management companies in the United States.  The Company provides collection, transfer, disposal and recycling services to 283 communities, including more than 560,000 residential and 56,000 commercial and industrial customers, in nine states.

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee” or other words or phrases of similar import.  Similarly, statements that describe the Company’s objectives, plans or goals are also forward-looking statements.  These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated.  The Company urges you to carefully consider the factors set forth below in evaluating the forward-looking statements and cautions you not to place undue reliance on such forward-looking statements.  There may also be additional risks that the Company does not presently know of or that the Company currently believes are immaterial which could also impair the Company’s business.  In light of these risks, uncertainties and assumptions, the forward-looking events may or may not occur.

Some of the factors that could affect the accuracy of the forward-looking statements are:  the Company’s business is capital intensive and may consume cash in excess of cash flow from the Company’s operations and borrowings; the Company’s growth strategy depends, in part, on the Company acquiring other solid waste management or related businesses and expanding the Company’s existing landfills and other operations, which the Company may be unable to do; the Company may not be able to successfully manage its growth; the Company faces risks related to an ongoing internal investigation of certain accounting matters; competition could reduce the Company’s profitability or limit its ability to grow; state and municipal requirements to reduce landfill disposal by encouraging various alternatives may adversely affect the Company’s ability to operate its landfills at full capacity; the Company may lose contracts through competitive bidding or early termination, which would cause the Company’s revenue to decline; the Company is geographically concentrated in the northeastern and southern United States and susceptible to those regions’ local economies and regulations; the loss of the City of New York as a customer could have a significant adverse effect on the Company’s business and operations; the Company’s substantial debt could adversely affect its financial condition and make it more difficult for the Company to make payments with respect to its debt; despite the Company’s current indebtedness, the Company and its subsidiaries may be able to incur substantially more debt, exacerbating such risks; the Company requires a significant amount of cash to service its debt, and the Company’s ability to generate cash depends on many factors, some of which are beyond its control; the Company’s failure to comply with the covenants contained in its senior credit facility or the indenture governing its 10¼% senior subordinated notes due 2012 (the “Notes”), including as a result of events beyond its control, could result in an event of default, which could materially and adversely affect the Company’s operating results and financial condition; covenant restrictions in the Company’s senior credit facility and the indenture governing the Notes may limit its ability to operate its business; the interests of the Company’s controlling stockholders could conflict with those of other holders of the Company’s securities; the Company depends heavily on its senior management; if the Company is unable to obtain performance or surety bonds, letters of credit or insurance, it may not be able to enter into additional municipal solid waste collection contracts or retain necessary landfill operating permits; the Company is subject to extensive legislation and governmental regulation that may restrict its operations or increase its costs of operations;  the Company may not be able to obtain permits it requires to operate its business; the Company may be subject to legal action relating to compliance with environmental laws; the Company may have liability for environmental contamination; and the Company will always face the risk of liability, and insurance may not always be available or sufficient.

Additional information regarding these and other factors which could materially affect the forward-looking statements can be found in the Company’s periodic reports filed with the Securities and Exchange Commission, including the risk factors detailed in Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.  The forward-looking statements contained herein are made only as of the date of this press release and the Company undertakes no obligation to publicly update the forward-looking statements to reflect new information, subsequent events or otherwise.

IESI Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

and Other Financial Data

(unaudited)

	Three Months Ended March 31,
	2004	2003

Services revenue	$74,062,831	$55,413,871
Costs and expenses:
Operating	43,733,985	37,042,790
General and administrative	9,448,876	7,059,954
Depreciation, depletion and amortization	14,434,221	7,874,457
	67,617,082	51,977,201
Income from operations (1)	6,445,749	3,436,670
Interest expense, net	(6,887,455)	(4,329,958)
Other income (expense), net	(778,878)	2,375
Loss before income taxes	(1,220,584)	(890,913)
Income tax benefit	—	390,000

Loss before cumulative effect of change in accounting principle	(1,220,584)	(500,913)

Cumulative effect of change in accounting principle net of income tax benefit of $0	—	(1,530,708)
Net loss	$(1,220,584)	$(2,031,621)

(1)          In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (“GAAP”), the Company also discloses income from operations before depreciation, depletion and amortization, which is not a GAAP measure.  The Company believes that its presentation of income from operations before depreciation, depletion and amortization is useful to investors because it is an indicator of the strength and performance of the Company’s ongoing business operations, including the Company’s ability to fund capital expenditures and the Company’s ability to incur and service debt.  In addition, certain covenants in the Company’s senior credit facility are tied to a substantially similar measure (which permits the Company to add back certain additional amounts to income from operations).  While depreciation, depletion and amortization are considered operating costs under GAAP, these expenses represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in current and prior periods.  The Company also uses income from operations before depreciation, depletion and amortization to evaluate its operations and management performance.  The Company does not intend for income from operations before depreciation, depletion and amortization to be considered in isolation or as a substitute for GAAP measures.  In addition, because other companies may define this financial measure differently, the presentation in this press release is not likely to be comparable to that disclosed by other companies.  Following is a reconciliation of income from operations before depreciation, depletion and amortization to income from operations:

	Three Months Ended March 31,
	2004	2003
Income from operations before depreciation, depletion and amortization	$20,879,970	$11,311,127
Depreciation, depletion, and amortization	(14,434,221)	(7,874,457)
Income from operations	$6,445,749	$3,436,670

Income from operations before depreciation, depletion and amortization as a % of services revenue	28.2%	20.4%

The table below shows, for the periods indicated, the percentage of our total reported revenue attributable to each of our types of services:

	Three Months Ended March 31,
	2004	2003
Collection	62.8%	71.8%
Transfer	14.5%	18.9%
Landfill	19.8%	5.8%
Recycling	2.5%	3.0%
Other	0.4%	0.5%
Total	100.0%	100.0%

The table below shows, for the periods indicated, the components of our revenue growth:

	Three Months Ended March 31,
	2004	2003
Acquisition	27.1%	11.9%
Price	4.5%	3.7%
Volume	2.1%	3.2%
Total	33.7%	18.8%

IESI CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

	March 31, 2004	December 31, 2003

Current assets:
Cash and cash equivalents	$3,235,948	$4,197,157
Accounts receivable-trade, less allowance of $1,642,000 and $2,397,000 at March 31, 2004 and December 31, 2003, respectively	31,282,805	30,585,797
Deferred income taxes	1,356,471	1,356,471
Prepaid expenses and other current assets	7,650,809	4,782,446
Total current assets	43,526,033	40,921,871
Property and equipment, net of accumulated depreciation of $123,739,000 and $110,218,000 at March 31, 2004 and December 31, 2003, respectively	486,194,400	488,659,850
Goodwill	138,372,772	138,335,715
Other intangible assets, net	31,260,200	32,986,163
Other assets	4,208,499	2,143,616
Total assets	$703,561,904	$703,047,215
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable—trade	$21,321,814	$27,448,950
Accrued expenses and other current liabilities	21,656,124	17,512,525
Deferred revenue	1,357,006	1,231,758
Current portion of long-term debt	2,173,693	2,731,595
Total current liabilities	46,508,637	48,924,828
Long-term debt	380,953,662	378,129,393
Accrued environmental and landfill costs	48,154,897	47,456,769
Deferred income taxes	9,949,611	9,949,611
Other liabilities	3,313,452	1,282,992
Total liabilities	488,880,259	485,743,593
Commitments and contingencies
Redeemable preferred stock:
Redeemable Series A Convertible Preferred Stock, 32,000 shares authorized, issued and outstanding, liquidation preference of $40,000,000 at March 31, 2004 and December 31, 2003	39,683,637	39,683,637
Redeemable Series B Convertible Preferred Stock, 20,100 shares authorized, issued and outstanding, liquidation preference of $25,125,000 at March 31, 2004 and December 31, 2003	24,808,636	24,808,636
Redeemable Series C Convertible Preferred Stock, 55,000 shares authorized, issued and outstanding, liquidation preference of $109,402,431 and $105,448,126 at March 31, 2004 and December 31, 2003, respectively	107,359,970	103,405,665
Redeemable Series D Convertible Preferred Stock, 55,000 and 145,000 shares authorized, 55,000 and 55,000 shares issued and outstanding, liquidation preference of $70,371,722 and $68,655,338 at March 31, 2004 and December 31, 2003, respectively	67,751,845	66,035,461
Redeemable Series E Convertible Preferred Stock, 55,000 shares authorized, 49,660 shares issued and outstanding, liquidation preference of $52,031,625 and $50,762,561 at March 31, 2004 and December 31, 2003, respectively	50,389,953	49,120,889
Total redeemable preferred stock	289,994,041	283,054,288
Stockholders’ equity (deficit):
Common stock, par value $.01 at March 31, 2004 and December 31, 2003, respectively: Authorized shares: Class A—4,200,000 and 4,200,000, Class B Convertible—450,000 and 450,000, at March 31, 2004 and December 31, 2003 respectively; issued and outstanding shares: Class A—142,000, Class B Convertible—112,980, at March 31, 2004 and December 31, 2003	2,550	2,550
Additional paid-in capital	—	—
Accumulated deficit	(73,913,553)	(65,753,216)
Cumulative other comprehensive loss	(1,401,393)	—
Total stockholders’ equity (deficit)	(75,312,396)	(65,750,666)
Total liabilities and stockholders’ equity (deficit)	$703,561,904	$703,047,215

IESI CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the three Months Ended March 31,
	2004	2003
Operating Activities:
Net loss	$(1,220,584)	$(2,031,621)
Cumulative effect of change in accounting principle	—	1,530,708
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	14,434,221	7,874,457
Amortization of deferred financing costs	588,693	653,751
Capping, closure and post-closure accretion	491,208	286,260
Provision for doubtful accounts	296,588	180,991
Unrealized loss on commodity swap	660,000	—
Write off of costs associated with transactions in process	102,164	—
Deferred income tax benefit	—	(620,000)
Changes in operating assets and liabilities, net of effects of acquired waste management operating assets and liabilities:
Accounts receivable	(1,029,672)	(995,751)
Prepaid expenses and other current assets	(3,076,890)	(1,653,314)
Accounts payable	(6,127,136)	(1,631,979)
Accrued expenses and other liabilities	4,350,422	3,676,569
Capping, closure and post closure expenditures	(356,669)	(67,077)
Net cash provided by operating activities	9,112,345	7,202,994
Investing Activities:
Purchases of property and equipment	(9,788,671)	(8,853,410)
Acquisitions of waste management operations	—	(133,640)
Initial development costs for newly acquired permitted landfills	—	(1,247,245)
Capitalized interest	(580,230)	(617,762)
Deferred costs associated with transactions in process	(115,957)	(505,823)
Net cash used in investing activities	(10,484,858)	(11,357,880)
Financing Activities:
Borrowings under long-term debt	13,000,000	7,600,000
Payments on long-term debt	(12,588,696)	(3,056,030)
Debt issue costs	—	(435,877)
Net cash provided by financing activities	411,304	4,108,093
Net decrease in cash and cash equivalents	(961,209)	(46,793)
Cash and cash equivalents at beginning of period	4,197,157	2,589,726
Cash and cash equivalents at end of period	$3,235,948	$2,542,933